UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida de la Carlota, Suite 600 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 8.01 Other Events.

On June 18, 2021, PharmaCyte Biotech, Inc. (“PharmaCyte”) announced that its Annual Meeting of Stockholders, held virtually on Wednesday, June 16, 2021, has been adjourned until Wednesday, June 30, 2021, at 11:00 A.M. PDT in order to allow additional time for stockholders to vote on Proposal No. 2, the proposal to increase the authorized number of shares of capital stock. When the annual meeting is reconvened on June 30, 2021, it will continue to be held virtually at https://www.virtualshareholdermeeting.com/PMCB2021. A copy of the press release is attached as Exhibit 99.1 herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release: PharmaCyte Biotech Announces Adjournment of Annual Meeting of Shareholders, Recording of Stockholder Meeting Available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2021	PHARMACYTE BIOTECH, INC.

	By:	/s/ Kenneth L. Waggoner
Kenneth L. Waggoner Chief Executive Officer, President and General Counsel

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